                                                                    EXHIBIT 10.3

                               SERIES C PREFERRED

                            SHARE PURCHASE AGREEMENT

                             DATED DECEMBER 21,1998

                                     BETWEEN

                              REAL EDUCATION, INC.

                                       AND

            THE PERSONS LISTED ON THE ATTACHED SCHEDULE OF PURCHASERS

Page 1 Share Purchase Agreement

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
1.   DEFINITIONS.................................................................................................     1


2.   AUTHORIZATION AND CLOSING...................................................................................     5

     A.  AUTHORIZATION OF THE UNITS..............................................................................     5
     B.  PURCHASE AND SALE OF THE UNITS..........................................................................     5
     C.  THE CLOSING.............................................................................................     5

3.   CONDITIONS OF EACH PURCHASER'S OBLIGATION AT THE CLOSING....................................................     5

     A.   REPRESENTATIONS AND WARRANTIES: COVENANTS..............................................................     5
     B.   NO MATERIAL ADVERSE CHANGE.............................................................................     6
     C.   CHARTER AMENDMENT......................................................................................     6
     D.   COMPANY'S BYLAWS.......................................................................................     6
     E.   REGISTRATION AGREEMENT.................................................................................     6
     F.   STOCKHOLDERS AGREEMENT.................................................................................     6
     G.   BOARD OF DIRECTORS.....................................................................................     6
     H.   BLUE SKY CLEARANCE.....................................................................................     6
     I.   OPINION OF THE COMPANY'S COUNSEL.......................................................................     6
     J.   PROCEEDINGS............................................................................................     7
     K.   WAIVER.................................................................................................     7
     L.   CLOSING DOCUMENTS......................................................................................     7

4.   COVENANTS...................................................................................................     7

     A.   FINANCIAL STATEMENTS AND OTHER INFORMATION.............................................................     8
     B.   INSPECTION OF PROPERTY.................................................................................     9
     C.   DIRECTORS' MEETINGS; EXPENSES AND INDEMNIFICATION......................................................     9
     D.   BOARD APPROVALS........................................................................................     9
     E.   RESTRICTIONS...........................................................................................    10
     F.   AFFIRMATIVE COVENANTS..................................................................................    13
     G.   COMPLIANCE WITH AGREEMENTS.............................................................................    14
     H.   CURRENT PUBLIC INFORMATION.............................................................................    14
     I.   RESERVATION OF COMMON STOCK............................................................................    14
     J.   PROPRIETARY RIGHTS.....................................................................................    14
     K.   FIRST REFUSAL RIGHTS...................................................................................    15
     L.   MANAGEMENT STOCK POOL..................................................................................    16
     M.   USE OF PROCEEDS........................................................................................    16
     N.   COVENANT BY PURCHASERS RE. SECTION 4.E.................................................................    17
     O.   WEBCT..................................................................................................    17

5.   TRANSFER OF RESTRICTED SECURITIES...........................................................................    18


6.   REPRESENTATIONS AND WARRANTIES OF COMPANY...................................................................    19

     A.   ORGANIZATION AND CORPORATE POWER.......................................................................    19
     B.   CAPITAL STOCK AND RELATED MATTER.......................................................................    19
     C.   SUBSIDIARIES; INVESTMENTS..............................................................................    20

Share Purchase Agreement               i

     D.   AUTHORIZATION; NO BREACH...............................................................................  20
     E.   FINANCIAL STATEMENTS...................................................................................  21
     F.   ABSENCE OF UNDISCLOSED LIABILITIES.....................................................................  21
     G.   NO MATERIAL ADVERSE CHANGE.............................................................................  21
     H.   ABSENCE OF CERTAIN DEVELOPMENTS........................................................................  21
     I.   ASSETS.................................................................................................  23
     J.   TAX MATTERS............................................................................................  23
     K.   CONTRACTS AND COMMITMENTS..............................................................................  23
     L.   PROPRIETARY RIGHTS.....................................................................................  25
     M.   LITIGATION, ETC........................................................................................  26
     N.   BROKERAGE..............................................................................................  26
     O.   GOVERNMENTAL CONSENT, ETC..............................................................................  26
     P.   INSURANCE..............................................................................................  26
     Q.   EMPLOYEES..............................................................................................  26
     R.   ERISA..................................................................................................  27
     S.   COMPLIANCE WITH LAWS...................................................................................  27
     T.   AFFILIATED TRANSACTION.................................................................................  27
     U.   DISCLOSURE.............................................................................................  27
     V.   CLOSING DATE...........................................................................................  28
     W.   ENVIRONMENTAL LAW......................................................................................  28
     X.   LEASES.................................................................................................  28
     Y.   NO SIDE LETTER AGREEMENTS..............................................................................  28
     Z.   DISASTER RECOVERY PLANS................................................................................  28

7.   MISCELLANEOUS...............................................................................................  29

     A.   EXPENSES...............................................................................................  29
     B.   REMEDIES, ENFORCEMENT, GOVERNMENT LAW, VENUE...........................................................  29
     C.   PURCHASER'S INVESTMENT REPRESENTATIONS.................................................................  31
     D.   CONSENT TO AMENDMENTS..................................................................................  32
     E.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES.............................................................  32
     F.   SUCCESSORS AND ASSIGNS.................................................................................  32
     G.   GENERALLY ACCEPTED ACCOUNTING PRINCIPLES...............................................................  32
     H.   SEVERABILITY...........................................................................................  32
     I.   COUNTERPARTS...........................................................................................  33
     J.   DESCRIPTIVE HEADINGS; INTERPRETATION...................................................................  33
     K.   NOTICES................................................................................................  33

Share Purchase Agreement              ii

                           SHARE PURCHASE AGREEMENT
                           ------------------------


     THIS AGREEMENT is made as of DECEMBER 21, 1998, between REAL EDUCATION, INC., a Colorado corporation (the "COMPANY"), and the Persons listed on the Schedule of Purchasers attached hereto (collectively referred to herein as the "PURCHASERS" and individually as a "PURCHASER"). Except as otherwise indicated herein, capitalized terms used herein are defined in Section 1 hereof.

     The parties hereto agree as follows:

          1.   Definitions. For the purposes of this Agreement, the following
               -----------
terms have the meanings set forth below:

               "AFFILIATE" of any particular person or entity means any other person or entity controlling, controlled by or under common control with such particular person or entity.

               "CHARTER AMENDMENT" shall have the meaning set in Section 2.A.

               "CLAIMS" means (i) all demands, claims, actions or causes of action, assessments, losses, damages, charges, complaints, injunctions, judgments, orders, decrees, rulings, awards, obligations, costs of environmental investigations and/or cleanups, (ii) all costs of defending against and complying with all actions, suits, proceeds, hearings, investigations, charges, complains, claims, demands, injunctions, judgments, orders, decrees, rulings, and (iii) all amounts paid in settlement, damages, dues, penalties, fines, costs, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs, mediation, arbitration, or alternative dispute resolution provisions, interest, penalties, disbursements, and reasonable attorneys' fees and expenses.

               "CLOSING" and "CLOSING DATE" shall have the respective meanings set in Section 2.C.

               "COMMON STOCK" shall mean the Company's Common Stock, no par value per share.

               "COMPENSATORY STOCK" means Common Stock (or options to purchase Common Stock) issued for compensatory or incentive purposes to directors, officers, employees and consultants of the Company, issuances of which are from time to time approved by the Company's Board of Directors.

               "EBITDA" for a particular accounting period shall mean the sum of the Company's net income (or loss) plus net interest expense, tax expense and amortization and depreciation expense, as all such amounts are reported in the Company's financial statements for such period.

               "EMPLOYMENT AGREEMENT" means the agreements entered into between Company and Company's employees setting forth the terms and conditions of the employees' employment at the Company.

               "INDEBTEDNESS" shall mean at a particular time, without duplication, (i) indebtedness for borrowed money or for the deferred purchase price of property or services

Page 1 Share Purchase Agreement
in respect of which any Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business) or any commitment by which any Person assures a creditor against loss, including contingent reimbursement obligations with respect to letters of credit, (ii) indebtedness guaranteed in any manner by any Person, including guarantees in the form of an agreement to repurchase or reimburse and (iii) obligations under capitalized leases in respect of which obligations any Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations any Person assures a creditor against loss.

                  "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests, membership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "IRC" means the Internal Revenue Code of 1986, as amended, and any reference to any particular IRC section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "IRS" means the United States Internal Revenue Service.

                  "KEY EMPLOYEES" shall mean those senior management and other employees whose service is deemed significant to the continued growth and prosperity of the Company, as specified in a schedule to be jointly developed by Company management and representatives of the Purchasers.

                  "KNOWLEDGE" (whether or not capitalized) means knowledge after reasonable investigation and due inquiry on the part of the Company.

                  "LATEST BALANCE SHEET DATE" shall mean November 30, 1998.

                  "MATERIAL," "MATERIALITY," and all other iterations of the term "MATERIAL" (whether or not capitalized) shall (i) be aggregated, and (ii) shall be deemed to be triggered if the effect of such event, together with all other events qualified by materiality (or other iterations thereof) exceeds 2% of the aggregate purchase price paid by the Purchasers under this Agreement.

                  "MEDIAONE" means MediaOne Interactive Services, Inc.

                  "OFFICER'S CERTIFICATE" means a certificate signed by the Company's president or its chief financial officer, stating that (i) the officer signing such certificate has made or has caused to be made such investigations as are necessary in order to permit him to verify the accuracy of the information set forth in such certificate and (ii) to the best of such officer's knowledge, such certificate does not misstate any material fact and does not omit to state any fact necessary to make the certificate not misleading.

                  "OPTION PLAN" shall have the meaning set in Section 4.L.

                  "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, a limited liability company, an unincorporated

Page 2 Share Purchase Agreement
organization and a governmental entity or any department, agency or political subdivision thereof.

                  "PREFERRED STOCK" shall mean the Series A Preferred, the Series B Preferred, and the Series C Preferred, considered together.

                  "PROPRIETARY RIGHTS" means under the laws of all countries all
(i) patents, patent applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, domain names and corporate names and registrations and applications for registration thereof, (iii) copyrights and registrations and applications for registration thereof and all other literary property and author rights (including "moral rights"), (iv) mask works and registrations and applications for registration thereof, (v) computer software (including all code and all audio and/or visual displays), data, database and documentation, (vi) trade secret and other confidential information (including ideas, formulas, and processes whether patentable or unpatentable and whether or not reduced to practice, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, financial and marketing information and plans, technical data, computer source code customer and supplier and potential customer and supplier lists and information), (vii) other intellectual property and intellectual property rights (including an individual's right of publicity)and (viii) all tangible embodiments and copies thereof (in whatever form or medium).

                  "REPRESENTATIVES" shall have the meaning set in Section 4.B.

                  "RESTRICTED SECURITIES" means (i) the Series C Preferred issued hereunder, (ii) the Common Stock issued upon conversion of Series C Preferred and (iii) any securities issued with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Restricted Securities, such securities shall cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale pursuant to Rule 144(k) (or any similar provision then in force) under the Securities Act or (c) been otherwise transferred and new certificates for them not bearing the Securities Act legend of the character set forth in Section 7.C have been delivered by the Company.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

                  "SECURITIES AND EXCHANGE COMMISSION" includes any governmental body or agency succeeding to the functions thereof.

                  "SERIES A HOLDERS" shall mean the holders of Series A Preferred, from time to time.

Page 3 Share Purchase Agreement

                  "SERIES A PURCHASE AGREEMENT" shall mean that certain Share Purchase Agreement, dated June 11, 1997, between the Company and the Purchasers named therein.

                  "SERIES A PREFERRED" shall mean the Company's Series A Convertible Preferred Stock, no par value per share.

                  "SERIES B HOLDERS" shall mean the holders of Series B Preferred, from time to time.

                  "SERIES B PURCHASE AGREEMENT" shall mean that certain Unit Purchase Agreement, dated February 2, 1998, between the Company and the Purchasers named therein.

                  "SERIES B PREFERRED" shall mean the Company's Series B Convertible Preferred Stock, no par value per share.

                  "SERIES C PREFERRED" shall mean the Company's Series C Convertible Preferred Stock, no par value per share.

                  "SUBSIDIARY" means, with respect to the Company, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership, membership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company shall be deemed to have a majority ownership interest in a partnership, association or other business entity if the Company shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

                  "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the IRC and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                  "UNDERLYING COMMON STOCK" means (i) the Common Stock issued or issuable upon either conversion of the Series A Preferred, the Series B Preferred, or the Series C Preferred and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Series A Preferred, Series B Preferred, or Series C Preferred shall be deemed to be the holder of the Underlying Common Stock obtainable upon conversion of the Series A Preferred, the Series B Preferred, or the Series C Preferred in connection with the transfer of any such Preferred Stock or otherwise regardless of any restriction or limitation on the conversion of the Series A Preferred, the Series B Preferred, or the Series C Preferred. As to any particular shares of Underlying Common Stock, such shares

Page 4 Share Purchase Agreement
shall cease to be Underlying Common Stock when they have been (a) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (b) distributed to the public through a broker, dealer or market maker pursuant to Rule 144 under the Securities Act (or any similar provision then in force).

               "WARRANTS" shall mean the Company's outstanding warrants to purchase one share of the Company's Common Stock, exercisable at a price of $7.58 per share, for a period ending June 11, 2000.

               "YEAR 2000 COMPLIANT" as applied to any hardware, software, firmware or other technology, means that at all times and under all circumstances the technology in question operates correctly and consistently with dates and times, and date and time ranges in and beyond the year 2000, and date and time ranges spanning periods before and after 0:00 hours on January 1, 2000, in a manner identical to that in which it operates with dates, times, and date and time ranges prior to the year 2000, and, in particular, treats the year 2000 as a leap year and as the year immediately following 1999 for all purposes.

               2.   Authorization and Closing.
                    -------------------------

               A.   Authorization of the Shares. The Company shall authorize the
                    ---------------------------
issuance and sale to the Purchasers of 430,540 shares of its Series C Preferred, having the rights and preferences set forth in Article II of the Company's Amended and Restated Articles of Incorporation, the form of which is attached hereto as Exhibit A (the "CHARTER AMENDMENT"). The Series C Preferred is
          ---------
convertible into shares of the Company's Common Stock.

               B.   Purchase and Sale of the Shares. At the Closing, the Company
                    -------------------------------
shall sell to each Purchaser and, subject to the terms and conditions set forth herein, each Purchaser shall severally purchase from the Company, the number of shares of Series C Preferred (the "SHARES") set forth opposite such Purchaser's name on the Schedule of Purchasers attached hereto, at a price of $34.84 per Share. The aggregate purchase price to be paid by each Purchaser is set forth on the Schedule of Purchasers. .

               C.   The Closing. The closing of the separate purchases and sales
                    -----------
of the Shares (the "CLOSING") shall take place at the offices of the Company at 10:00 a.m. December 21, 1998 (the "CLOSING DATE"), or at such other place or on such other date as may be mutually agreeable to the Company and each Purchaser. At the Closing, the Company shall deliver to each Purchaser a stock certificate evidencing the Series C Preferred to be purchased by such Purchaser, registered in such Purchaser's or its nominee's name, upon payment of the purchase price thereof by certified or cashier's check, or wire transfer of immediately available funds to a Company bank account designated by the Company in the amount set forth opposite such Purchaser's name on the Schedule of Purchasers.

               3.   Conditions of Each Purchaser's Obligation at the Closing.
                    --------------------------------------------------------

               The obligation of each Purchaser to purchase and pay for the Series C Preferred at the Closing is subject to the satisfaction as of the Closing of the following conditions:

               A.   Representations and Warranties: Covenants. The
                    ------------------------------------------
representations and warranties contained in Section 6 hereof shall be true and correct at and as of the Closing as

Page 5 Share Purchase Agreement
though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed in all material respects all of the covenants required to be performed by it hereunder prior to the Closing.

               B.   No Material Adverse Claims. Since the Latest Balance Sheet
                    --------------------------
Date, there shall have been no material adverse change in the business, financial condition, operating results, assets, employee relations, customer or supplier relations, product development efforts, research and development efforts or business prospects of the Company and there shall have been no material claims or casualty loss or damage to the Company's assets (whether or not covered by insurance)

               C.   Charter Amendment. The Charter Amendment shall have been
                    -----------------
duly filed with the Colorado Secretary of State and shall be in full force and effect, and the Company's Articles of Incorporation shall not have been further amended in any way.

               D.   Company's Bylaws. The Company's bylaws shall be unchanged
                    ----------------
from June 11, 1997 except for the amendment to Section 3-1 of the By-laws, adopted by unanimous consent of the Board of Directors on January 30, 1998 and the amendment to Section 3-1 of the By-laws, adopted by unanimous consent of the Board of Directors on December 18, 1998.

               E.   Registration Agreement. The Purchasers shall have been added
                    ----------------------
as parties to the Company's Amended and Restated Registration Agreement dated February 2, 1998, which agreement shall have been further amended as provided in Exhibit B attached hereto (as so amended, the "REGISTRATION AGREEMENT") and the Registration Agreement, as so amended, shall be in full force and effect as of the Closing. The Company shall not be party to any other agreements providing rights relating to the registration of the Company's securities.

               F.   Shareholders Agreement. The Company, the Purchasers and all
                    ----------------------
of the Company's current holders of Common Stock, Series A Preferred or Series B Preferred shall have entered into an Amended and Restated Shareholders Agreement in form and substance as set forth in Exhibit C attached hereto (the "SHAREHOLDERS AGREEMENT") and the Shareholders Agreement, as so amended, shall be in full force and effect at the Closing. Neither the Company nor any of its shareholders shall be parties to any other agreement relating to the voting of the Company's capital stock.

               G.   Board of Directors. The size of the Board of Directors shall
                    ------------------
be set at ten (10), and a Media One designee to the Board of Directors shall have been appointed pursuant to the terms of the Shareholders Agreement.

               H.   Blue Sky Clearance. The Company shall have made all filings
                    ------------------
under applicable state securities laws necessary to consummate the issuance of the Series C Preferred pursuant to this Agreement in compliance with such laws.

               I.   Opinion of the Company's Counsel. Each Purchaser shall have
                    --------------------------------
received from Dorsey & Whitney LLP, special counsel for the Company, an opinion with respect to the matters set forth in Exhibit D attached hereto, which shall be addressed to each Purchaser, dated the Closing Date and in form and substance reasonably satisfactory to each Purchaser.

Page 6 Share Purchase Agreement

               J.   Proceedings. All corporate and other proceedings taken or
                    -----------
required to be taken by the Company in connection with the transactions contemplated hereby to be consummated at or prior to the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchasers' counsel.

               K.   Waiver. Any condition specified in this Section 3 may be
                    ------
waived if consented to by each Purchaser, provided that no such waiver shall be effective against any Purchaser unless it is set forth in writing executed by such Purchaser.

               L.   Closing Documents. The Company shall have delivered to each
                    -----------------
Purchaser all of the following documents:

               (1) an Officer's Certificate, dated the Closing Date, stating that the conditions specified in Section 2 and Sections 3.A through 3.M, inclusive, have been fully satisfied;

               (2) certified copies of (a) the resolutions duly adopted by the Company's Board of Directors authorizing the execution, delivery and performance of this Agreement, the Registration Agreement, the Shareholders Agreement and each of the other agreements contemplated hereby, the filing of the Charter Amendment referred to in Section 2.A, the issuance and sale of the Series C Preferred, the reservation of an aggregate of 430,540 shares of Common Stock for issuance upon conversion of any of the authorized shares of Series C Preferred and the consummation of all other transactions contemplated by this Agreement;
       (b) the resolutions duly adopted by the Company's Shareholders approving the Charter Amendment; and (c) waivers obtained from the Series A Holders and the Series B Holders with respect to (i) granting other registration rights pursuant to Section 2.E of the Registration Agreement, as previously in effect, (ii) First Refusal Rights pursuant to Section 4.L of the Series A Purchase Agreement, (iii) First Refusal Rights pursuant to Section 3.L of the Series B Purchase Agreement, and (iv) all other rights held by the Series A Holders under the Series A Purchase Agreement, Series B Holders under the Series B Purchase Agreement, By-Laws or otherwise which maybe in conflict with the terms of this Agreement and the transactions contemplated hereby;

               (3) certified copies of the Amended and Restated Articles of Incorporation and the Company's bylaws, each as in effect at the Closing;

               (4) copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, all blue sky law filings and waivers of all preemptive rights and rights of first refusal); and

               (5) such other documents relating to the transactions contemplated by this Agreement as Purchasers' counsel may reasonably request.

               M. The Company shall, concurrently with MediaOne's investment, sell a total of not less than $15 million of Series C Preferred Stock.

               4.   Covenants.
                    ---------

Page 7 Share Purchase Agreement

         So long as at least 143,370 Shares of Series C Preferred remain outstanding (as appropriately adjusted for any stock dividends payable in shares of Series C Preferred and any combinations, subdivisions and split-ups of the shares of Series C Preferred), the Company covenants and agrees to observe the covenants stated in Sections 4.A, 4.B and 4.D. The Company shall comply with the remaining provisions of this Article 4 so long as any shares of Series C Preferred remain outstanding.

         A.  Financial Statements and Other Information.  The Company shall
             ------------------------------------------
deliver to each Purchaser, and with respect to subsections 4.A.(1) through 4.A.(3) until such time as the Company (i) shall have closed a Qualified IPO (as defined in the Charter Amendment) or (ii) becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended:

         (1) as soon as available but in any event within 30 days after the end of each monthly accounting period in each fiscal year, unaudited consolidated statements of income and cash flows of the Company and its Subsidiaries for such monthly period and for the period from the beginning of the fiscal year to the end of such month and consolidated balance sheets of the Company and its Subsidiaries as of the end of such monthly period, setting forth in each case comparisons to the corresponding period in the preceding fiscal year, and all such statements shall be prepared in accordance with generally accepted accounting principles, consistently applied;

         (2) as soon as available but in any event within 30 days after the end of each quarter, an executive summary which discusses the Company's results of operations and material developments in the Company's business;

         (3) within 90 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company and its Subsidiaries for such fiscal year, and consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal year, setting forth in each case comparisons to the preceding fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by (a) with respect to the consolidated portions of such statements, an opinion containing no exceptions or qualifications (except for qualifications regarding specified contingent liabilities) of an accounting firm of national recognition and (b) a copy of such firm's annual management letter to the Company's Board of Directors;

         (4) promptly upon receipt thereof, any additional reports, management letters or other detailed information concerning significant aspects of the Company's operations or financial affairs given to the Company by its independent accountants (and not otherwise contained in other materials provided hereunder);

         (5) at least 30 days but not more than 90 days prior to the beginning of each fiscal year, an annual budget prepared on a monthly basis for the Company and its Subsidiaries for such fiscal year (displaying anticipated statements of income and cash flows and balance sheets) and promptly upon preparation thereof, any other significant budgets prepared by the Company and any revisions of such annual or other budgets;

Page 8  Share Purchase Agreement

         (6) promptly (but in any event within ten business days) after the discovery or receipt of notice of any default under any material agreement to which it or any of its Subsidiaries is a party or any other material adverse event or circumstance affecting the Company or any Subsidiary (including the filing of any material litigation or other claim against the Company or any Subsidiary or the existence of any dispute with any Person which involves a reasonable likelihood of such litigation being commenced), an Officer's Certificate specifying the nature and period of existence thereof and what actions the Company and its Subsidiaries have taken and propose to take with respect thereto;

         (7) copies of all materials provided to the Board of Directors as part of any package of information provided to the Board of Directors prior to or at any regular or special meeting of the Board of Directors;

         (8) copies of any other materials provided to the Board of Directors;
     and

         (9) with reasonable promptness, such other information and financial data concerning the Company and its Subsidiaries as any Purchaser may reasonably request.

Each of the financial statements referred to in subparagraphs (1) and (3) above shall be true and correct in all material respects as of the dates and for the periods stated therein, subject in the case of the unaudited financial statements to changes resulting from normal year-end audit adjustments (none of which would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

         B.  Inspection of Property.  The Company shall permit any
             ----------------------
representatives ("REPRESENTATIVES"), designated by any Purchaser or group of purchasers holding at least 1% of the outstanding Common Stock equivalents, upon reasonable notice and during normal business hours and such other times as any such Representative may reasonably request, to (i) visit and inspect any of the properties of the Company and its Subsidiaries, (ii) examine the corporate and financial records of the Company and its Subsidiaries and make copies thereof or extracts therefrom and (iii) discuss the affairs, finances and accounts of any such corporations with the directors, officers, employees and independent accountants of the Company and its Subsidiaries. The presentation of an executed copy of this Agreement by any Purchaser to the Company's independent accountants shall constitute the Company's permission to its independent accountants to participate in discussions with such Persons.

         C.  Directors' Meetings; Expenses and Indemnification.  There shall be
             -------------------------------------------------
at least four meetings of the Board of Directors during each fiscal year. Upon request of any director, all reasonable travel and other out-of-pocket expenses of such board member incurred in connection with attending regular and special Board of Directors' meetings, attending any meeting of any committee thereof or conducting any other business on behalf of the Company, will be paid by the Company. The Company shall give each director written notice of each meeting of its Board of Directors and each committee thereof, at least ten days prior to the date of each such meeting. Promptly after the Closing, the Company shall enter into an indemnification agreement with each of its outside directors providing for indemnification to the fullest extent permitted by law.

Page 9  Share Purchase Agreement

         D.  Board Approvals. The affirmative vote of a majority of the members
             ---------------
of the Board of Directors attending a meeting held following due notice shall be required to approve the following acts by the Company listed below in this
Section 4.D. The Company covenants and agrees not to enter into any such action without the required Board of Directors consent:

         (1) the authorization, execution or delivery of significant distribution, licensing or other arrangements entered into outside the ordinary course of business;

         (2) the authorization or incurrence of any new Indebtedness (other than Indebtedness subject to Section 4.E(14), as to which the Shareholder approval specified by such Section shall be necessary and sufficient);

         (3) all executive compensation arrangements (as to which, the Board of Directors shall act only following an affirmative recommendation of the Compensation Committee);

         (4) approval of the Company's annual operating plan and capital budget;

         (5) undertaking capital expenditures in excess of the agreed-upon capital budget; and

         (6) commencing any executive searches.

         E.  Restrictions.  The Company shall not, without the prior written
             ------------
consent of the holders of at least 66 2/3% of the Underlying Common Stock related to or derived from only the Series C Preferred, (as this Section 4.E may be modified by Section 4.N):

         (1) directly or indirectly redeem, purchase or otherwise acquire, or permit any Subsidiary to redeem, purchase or otherwise acquire, any of the Company's equity securities (including warrants, options and other rights to acquire equity securities) other than (a) the Preferred Stock pursuant to the terms of the Articles of Incorporation as amended by the Charter Amendment or (b) the redemption of shares of Common Stock from employees or consultants at a price equal to the original purchase price paid by such consultants or employees, pursuant to "Securities Buy-Sell Agreements" approved by the Board of Directors and entered into at or prior to the time such Common Stock was originally issued to such employees or consultants;

         (2) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, or the appointment of any underwriter in connection with the sale of (a) any notes or debt securities containing equity features (including any notes or debt securities convertible into or exchangeable for equity securities, issued in connection with the issuance of equity securities or containing profit participation features) (b) any equity securities (or any securities convertible into or exchangeable for any equity securities), which equity features (in the case of notes or debt securities) or equity securities are in either case senior to or on a parity with the Series C Preferred with respect to voting, the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any equity securities or securities containing equity features at a price per equivalent share of Common Stock less than $34.84, other than securities issued upon exercise of stock options under the Option Plan;


Page 10  Share Purchase Agreement

         (3) make, or permit any Subsidiary to make, any loans or advances to, guarantees for the benefit of, or, except as otherwise permitted by Section 4.E(8) below, Investments in, any Person (other than a wholly-owned Subsidiary), except for (a) reasonable advances to employees in the ordinary course of business, (b) acquisitions permitted pursuant to Section 4.E(8) below, (c) advances against anticipated future license fees or royalties in connection with acquisitions of software products or licensing rights with respect to software products and (d) Investments having a stated maturity no greater than one year from the date the Company makes such Investment in (i) obligations of the United States government or any agency thereof or obligations guaranteed by the United States government,
     (ii) certificates of deposit of commercial banks having combined capital and surplus of at least $500 million, (iii) commercial paper with a rating of at least "Prime-l" by Moody's Investors Service, Inc. or (iv) public mutual funds which invest primarily in the instruments described in items
     (i) and (iii) above;

         (4) liquidate, dissolve or effect a recapitalization or sale of all or substantially all of the assets of the Company or reorganization in any form of transaction (including any reorganization into partnership form);

         (5)  merge or consolidate with any Person or, except as permitted by
     Section 4.E(8) below, permit any Subsidiary to merge or consolidate with any Person (other than a wholly-owned Subsidiary);

         (6) sell, lease or otherwise dispose of, or permit any Subsidiary to sell, lease or otherwise dispose of, more than 25% of the consolidated assets of the Company and its Subsidiaries (computed on the basis of book value, determined in accordance with generally accepted accounting principles, consistently applied, or fair market value, determined by the Company's Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales in the ordinary course of business) or sell, grant exclusive rights in or permanently dispose of any of its or any Subsidiary's Proprietary Rights;

         (7) file with the Securities and Exchange Commission any registration statement relating to a proposed public offering of the Company's securities, other than a Qualified IPO (as defined in the Charter Amendment);

         (8) acquire, or permit any Subsidiary to acquire, any interest in any business (whether by a purchase of assets, purchase of stock, merger or otherwise), or enter into any joint venture, involving an aggregate consideration (including the assumption of liabilities whether direct or indirect) exceeding $1,000,000 in any one transaction or exceeding $1,000,000 in the aggregate in any twelve-month period;

         (9) enter into, or permit any Subsidiary to enter into, the ownership, active management or operation of any business other than those owned, managed or operated as of the Closing;

         (10) become subject to, or permit any of its Subsidiaries to become subject to, any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement, the

Page 11  Share Purchase Agreement

     Registration Agreement, the Articles of Incorporation or the Company's bylaws (including provisions relating to payment of dividends on and making redemptions and conversions of the Series A Preferred);

         (11) except as expressly contemplated by this Agreement, make any amendment to the Amended and Restated Articles of Incorporation, or the Company's bylaws, or file any resolution of the Board of Directors with the Colorado Secretary of State containing any provisions which would increase or decrease (other than by redemption or conversion) the number of authorized shares of the Series C Preferred or adversely affect the rights or relative priority of the holders of the Series C Preferred or the Underlying Common Stock under this Agreement, the Amended and Restated Articles of Incorporation, the Company's bylaws or the Registration Agreement;

         (12) (a) enter into, or permit any Subsidiary to enter into, any transaction with any of its or any Subsidiary's officers, directors, employees or Affiliates (or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns a beneficial interest), except (i) for normal employment arrangements and benefit programs on reasonable terms and except as otherwise expressly contemplated by this Agreement and (ii) in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm's length transaction with a Person who is not an officer, director, employee or Affiliate or (b) hire or employ any individual, other than John Helmick, the Company's General Counsel and Vice President of Legal Affairs, related to an officer of the Company or any Subsidiary by blood or marriage;

         (13) establish or acquire any Subsidiaries;

         (14) create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, Indebtedness to any banks or other financial institutions exceeding (a) $500,000; except any addition to the credit facility with Silicon Valley Bank, or its successors, up to a maximum credit facility of $5,000,000.

         (15) make any capital expenditures (including payments with respect to capitalized leases, as determined in accordance with generally accepted accounting principles, consistently applied but excluding any amounts of product development expenditures which are capitalized in conformity with generally accepted accounting principles, consistently applied) more than 35% greater than the amount authorized for such expenditures in the applicable line item of the Company's latest annual budget, as approved pursuant to Section 4.D(4) of this Agreement;

         (16) amend the Articles of Incorporation or bylaws to set the size of the Company's Board of Directors at any number greater than ten;

         (17) issue any Common Stock, unless the purchaser or subscriber is or becomes a party to the Shareholders Agreement; or

         (18) grant any options under the Option Plan if, after giving affect to such grant, the sum of (i) all shares of Common Stock subject to then-outstanding options

Page 12  Share Purchase Agreement
     issued under the Option Plan plus (ii) all shares of Common Stock previously issued upon the exercise of options under the Option Plan, would exceed 235,000 shares.

         F.  Affirmative Covenants.  The Company shall, and shall cause each
             ---------------------
Subsidiary to:

         (1) at all times cause to be done all things necessary to (a) maintain, preserve and renew its corporate existence, good standing and all material leases, licenses, registrations, authorizations and permits necessary or desirable for the conduct of its businesses; and (b) maintain, preserve, prosecute and renew its Proprietary Rights (as applicable) and all material registrations, pending applications for registrations and licenses with respect to such Proprietary Rights.

         (2) maintain and keep its properties in good repair, working order and condition, and from time to time make all necessary or desirable repairs, renewals and replacements, so that its businesses may be properly and advantageously conducted at all times;

         (3) pay and discharge when payable all taxes, assessments and other governmental fees or charges imposed upon its properties, receipts, income or profits, including taxes or charges that it may or is required to collect from its customers or employees, and prepare and file all forms, reports, extension of time to file requests, and returns to report and pay such taxes, fees or charges (in all cases before the payment or report becomes delinquent and before penalties accrue thereon), unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

         (4) comply with all other obligations which it incurs pursuant to any contract or agreement, whether oral or written, express or implied, as such obligations become due, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves (as determined in accordance with generally accepted accounting principles, consistently applied) have been established on its books with respect thereto;

         (5) comply with all applicable laws, rules and regulations of all governmental authorities, the violation of which would reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries;

         (6) apply for and continue in force with good and responsible insurance companies adequate insurance covering risks of such types and in such amounts as are customary for well-insured corporations of similar size engaged in similar lines of business;

         (7) maintain proper books of record and account which fairly present its financial condition and results of operations and make provisions on its financial

Page 13  Share Purchase Agreement
     statements for all such proper reserves as in each case are required in accordance with generally accepted accounting principles, consistently applied; and

         (8) enter into and maintain Employment Agreements containing confidentiality covenants and intellectual property rights assignments provisions with all Key Employees of the Company and enter into and maintain confidentiality agreements and agreements providing for the assignment of intellectual property rights with each employee of the Company and each consultant to the Company.

         (9) Use the proceeds from the sale of Series C Preferred Stock only in accordance with the provisions of Section 4.M hereof.

         G.  Compliance with Agreements.  The Company shall perform and observe
             --------------------------
(i) all of its obligations to each holder of the Series C Preferred and all of its obligations to each holder of the Underlying Common Stock set forth in the Amended and Restated Articles of Incorporation, as amended, and the Company's bylaws and (ii) all of its obligations to each holder of Registrable Securities set forth in the Registration Agreement.

         H.  Current Public Information.  At all times after the Company has
             --------------------------
filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder and shall take such further action as any holder or holders of Restricted Securities may reasonably request, all to the extent required to enable such holders to sell Restricted Securities pursuant to (i) Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission or (ii) a registration statement on Form S-2 or S-3 or any similar registration form hereafter adopted by the Securities and Exchange Commission. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

         I.  Reservation of Common Stock.  The Company shall at all times
             ---------------------------
reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, such number of shares of Common Stock as are issuable upon the conversion of all outstanding Series C Preferred. The Company represents and covenants that all shares of Common Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately transmitted by the Company upon issuance).

         J.  Proprietary Rights.  The Company shall, and shall cause each
             ------------------
Subsidiary to, possess and maintain all Proprietary Rights necessary to the conduct of their respective businesses and shall own all right, title and interest in and to, or have a valid license sufficient as to scope, territory and duration for, all such Proprietary Rights used by the Company and

Page 14  Share Purchase Agreement
each Subsidiary in the conduct of their respective businesses. Neither the Company nor any Subsidiary shall take any action, or fail to take any action, which would result in the invalidity, abuse, misuse, unavailability or unenforceability of such Proprietary Rights or which would infringe upon or constitute a misappropriation or dilution of any rights of other Persons, provided that the foregoing shall not obligate the Company to undertake litigation or other enforcement actions which the Company's Board of Directors in its commercially reasonable discretion determines to be not economically justified. The Company knows of no facts or circumstances which could result in the invalidity, abuse, misuse, unavailability or unenforceability of such Proprietary Rights or which would infringe upon or constitute a misappropriation or dilution of any rights of other Persons.

         K.  First Refusal Rights.
             --------------------

         (1) Except for the issuance of (a) Compensatory Stock, (b) Common Stock upon the conversion of the Preferred Stock, (c) Common Stock or other equity securities in connection with the acquisition of another business as contemplated by Section 4.E(8) or in a transaction approved by the holders of 66 2/3% of the Underlying Common Stock, (d) Common Stock upon exercise of the Warrants and (e) Common Stock pursuant to a public offering registered under the Securities Act, if the Company authorizes the issuance or sale of any shares of Common Stock or any securities containing options or rights to acquire any shares of Common Stock (other than as a dividend on the outstanding Common Stock), the Company shall first offer to sell to each holder of Underlying Common Stock a portion of such stock or securities equal to the quotient determined by dividing (1) the number of shares of Underlying Common Stock held by such holder by (2) the sum of the total number of shares of Underlying Common Stock and the number of shares of Common Stock outstanding which are not shares of Underlying Common Stock. Each holder of Underlying Common Stock shall be entitled to purchase such stock or securities at the most favorable price and on the most favorable terms as such stock or securities are to be offered to any other Persons.

         (2) In order to exercise its purchase rights hereunder, a holder of Underlying Common Stock must, within 21 days after receipt of written notice from the Company describing in reasonable detail the stock or securities being offered, the purchase price thereof, the payment terms and such holder's percentage allotment, deliver a written notice to the Company describing its election hereunder. If not all of the stock and securities offered to the holders of Underlying Common Stock are fully subscribed by such holders, the remaining stock and securities shall be reoffered by the Company to the holders purchasing their full allotment upon the terms set forth in this Section 4.K, except that such holders must exercise their purchase rights within five days after receipt of such reoffer.

         (3) Upon the expiration of the offering periods described above, the Company shall be entitled to sell such stock or securities which the holders of Underlying Common Stock have not elected to purchase during the 90 days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to such holders. Any stock or securities offered or sold by the Company after such 90-day period must be reoffered to the holders of Underlying Common Stock pursuant to the terms of this Section 4.K.

Page 15  Share Purchase Agreement

         (4) The rights under this Section 4.K shall terminate upon the closing of a Qualified IPO, as such term is defined in the Charter Amendment.

         L.  Management Stock Pool.  The Company shall maintain its incentive
             ---------------------
stock option plan (the "OPTION PLAN") in the form adopted on March 24, 1997, as amended on October 12, 1998, for which 182,000 shares of the Common Stock have been reserved, and for which no more than 43,000 additional shares will be reserved. The Option Plan provides for the grant of options to the Company's employees, which options shall vest over a period of two (2) to five (5) years from the date of issuance. The Option Plan provides, and it shall continue to be the case, that the Compensation Committee of the Company's Board of Directors shall determine the recipients and size of all option grants.

         M.  Use of Proceeds. The Company covenants and agrees that except as
             ---------------
required by any agreements governing any existing debt obligations of the Company, which are listed on the "Liabilities Schedule," as such agreements existed immediately prior to the Closing Date, it shall not apply any of the proceeds from the sale of the Shares of Series C Preferred to pay, repay, discharge, or secure any amounts of principal, interest or other amounts owing under any secured or unsecured debt of the Company existing immediately prior to
or as of the Closing Date.   The remaining proceeds shall be used for the
expansion of the Company's direct sales organization, advertising and promotion activities, continued product development, working capital, and other general corporate purposes. The Company further agrees as follows:

         (1) The Company agrees to allocate and apply $1,000,000 of the proceeds from the sale of Series C Preferred (the "Allocated Funds") to efforts in support of one or more broadband projects relating to broadband content and delivery suitable for distribution through the MediaOne Express high-speed internet access services, which shall include, without limitation, projects related to mutually agreeable content and technology. The Company shall also develop an online course/school finder where consumers can search for courses or schools that may interest them and then enroll online. As soon as reasonably practicable following the effective date of this Agreement (the "Effective Date") and quarterly thereafter, the Company will prepare and submit to the Company's Board of Directors (with a copy to MediaOne Interactive Services Group ("ISG")) a status report regarding the Allocated Funds Uses (as defined below), to include information regarding project staffing, objectives, milestones and funding; provided, however, that the Company shall have no further obligations to prepare and submit status reports after the Allocated Funds have been expended on Allocated Fund Uses. Unless ISG otherwise consents in writing, the Company will use all of the Allocated Funds for purposes of the Allocated Funds Uses within twenty-four (24) months following the Effective Date ("Completion Date").

         (2) ISG shall have the unlimited right to delay, suspend, discontinue, or terminate its requirement that the Company utilize all or any portion of the Allocated Funds for the Allocated Funds Uses at any time upon written notice to the Company. If the use of the Allocated Funds for the Allocated Funds Uses is discontinued or terminated by ISG, the Company may retain the unused portion of the Allocated Funds for general corporate purposes and may, in its discretion, continue its efforts on the Allocated Funds Uses. "Allocated Funds Uses" shall mean (i) development of one or more broadband projects relating to broadband content and delivery suitable for

Page 16  Share Purchase Agreement
     distribution through the MediaOne Express high-speed internet access services, and (ii) an online course/school finder where consumers can search for courses or schools that may interest them and then enroll online.

         (3) Prior to the Completion Date and for a period of two years thereafter, the Company shall keep and maintain accurate books and records relating to the Allocated funds and the Allocated Funds Uses. Upon request, ISG or its agents may inspect, audit and analyze copies of all of the Company's records relating to the Allocated Funds and Allocated Funds Uses. Any such audit by ISG shall be conducted at ISG's cost and expense during normal business hours at the regular place of business of the Company upon at least five (5) days prior written notice, ISG may exercise this audit right three (3) times per calendar year, but no more than once per quarter.

         (4) The Company agrees to allocate a portion of the proceeds to adopt Company's system for delivery of corporate training and continuing education courses.

         N.  Covenant by Purchasers re. Section 4.E.  The Purchasers agree to
             --------------------------------------
modify the introductory language to Section E, to read as follows, IF AND ONLY IF the Company secures the consent of all of the holders of Series A Preferred and all of the holders of Series B Preferred to the same language with respect to their respective Purchase Agreements:

     "The Company shall not, without the prior written consent of the holders of at least 66 2/3% of the Underlying Common Stock related to or derived from only the Series C Preferred (provided, that, in the case of subparagraphs 4 and 5, the approval of 66 2/3% of Series A Preferred, 66 2/3% of Series B Preferred, and 66 2/3% of Series C Preferred shall be required if the per-share proceeds to the Series C Preferred is less than 150% of the Redemption Price (as defined in the Charter Amendment, with respect to the Series C Preferred), and provided further, that, in the case of subparagraphs 4 and 5, the approval of 50% of Series A Preferred, 50% of Series B Preferred, and 50% of Series C Preferred shall be required if the per-share proceeds to the Series C Preferred is greater than or equal to 150% of the Redemption Price (as defined in the Charter Amendment, with respect to the Series C Preferred)):"

         O.  WebCT  Within thirty (30) days after the Closing Date, the Company
             -----
shall use its reasonable efforts to obtain a nonexclusive, fully paid-up, worldwide, irrevocable right and license to use the source code and all supporting documentation necessary to maintain and support the WebCT online course building tool (including all upgrades and modified versions of such tool) (the "WebCT Material"), during the term of the Company's license for the WebCT tool, in the event WebCT fails to provide maintenance and support services for the product, as required by the terms and conditions of the license agreement. Within this thirty (30) day period the Company shall use its reasonable efforts to either: (a) obtain complete copies of all of the WebCT Material (and the written commitment of WebCT Educational Technologies Company ("WebCT") to provide all necessary updates/modifications to such WebCT Material during the term of the Company's license), or (b) enter into an escrow agreement for the WebCT Material with WebCT and a nationally-recognized, independent escrow agent in the United States (e.g., Data Securities International, Inc.) that obligates the escrow agent to provide the Company with timely access to the WebCT Material under the circumstances outlined above during the term of the Company's license. The Company shall

Page 17  Share Purchase Agreement
be solely responsible for all costs and expenses associated with establishing and maintaining such escrow arrangement. In the event the Company is unable to secure the license rights and access to the WebCT Materials, as specified above, the Company shall use its reasonable efforts to develop an alternative solution to continued use of the WebCT product.

         P.    Independent Contractor Agreements.  Within 30 days after the
               ---------------------------------
Closing Date, the Company will analyze the "assignment of rights" provisions in the Company's employment agreements and independent contractor agreements, and will make appropriate modifications in order to strengthen such provisions. The Company will consult with MediaOne (or an expert of MediaOne's choosing) in connection with making these modifications.

         Q.    Subsequent Series C Closings.   The Company covenants that the
               ----------------------------
terms of the investment by any Purchaser (e.g., Blumenstein/Thorne Information Partners I, L.P.) which closes their investment subsequent to the closing of MediaOne's investment will be on terms that are no better, in any respect, than the terms received by MediaOne pursuant to this Agreement, the Charter Amendment, the Shareholders Agreement, the Registration Agreement, and any other related documents.

         5.    Transfer of Restricted Securities.
               ----------------------------------

         Each Purchaser acknowledges that Restricted Securities are transferable only pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 or Rule 144A of the Securities and Exchange Commission (or any similar rule or rules then in force) if such rule is available or (iii) subject to the conditions specified in subsection (A) below, any other legally available means of transfer.

         A. In connection with the transfer of any Restricted Securities, the holder thereof shall deliver written notice to the Company describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Securities under the Securities Act. In addition, if the holder of the Restricted Securities delivers to the Company an opinion of such counsel that no subsequent transfer of such Restricted Securities shall require registration under the Securities Act, the Company shall promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear the Securities Act legend set forth in Section 7.C. If the Company is not required to deliver new certificates for such Restricted Securities not bearing such legend, the holder thereof shall not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this Section 5.A and Section 7.C.

         B. Upon the request of any Purchaser, the Company shall promptly supply to such Purchaser or its prospective transferees all information regarding the Company required to be delivered in connection with a transfer pursuant to Rule 144A of the Securities and Exchange Commission.

         C. Upon the request of any holder of Restricted Securities, the Company shall remove the foregoing legend from the certificates for such holder's Restricted Securities; provided that such Restricted Securities are eligible for sale pursuant to Rule 144(k). Whenever any particular securities cease to be Restricted Securities, the holder thereof shall be entitled to

Page 18 Share Purchase Agreement
receive from the Company, without expense, new certificates representing such securities but of not bearing a Securities Act legend of the character set forth in Section 7.C.

         6.    Representations and Warranties of Company.  As a material
               -----------------------------------------
inducement to the Purchasers to enter into this Agreement and purchase the Shares, the Company hereby represents and warrants that:

         A.              Organization and Corporate Power. The Company is a
                         --------------------------------
corporation duly organized, validly existing and in good standing under the laws of Colorado and is qualified to do business in Colorado and in every other jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company has all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's charter documents and bylaws which have been furnished to the Purchasers' counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete.

         B.              Capital Stock and Related Matters
                         ---------------------------------
         (1) As of the Closing and immediately thereafter, the authorized capital stock of the Company shall consist of (a) 132,000 shares of Series A Preferred, of which 132,000 Shares shall be issued and outstanding, (b) 326,833 Shares of Series B Preferred, of which 326,833 shall be issued and outstanding, (c) 430,540 Shares of Series C Preferred, of which 430,540 shall be issued and outstanding (d) 10,000,000 shares of Common Stock, of which 1,095,500 shares shall be issued and outstanding, 132,000 shares shall be reserved for issuance upon conversion of the outstanding Series A Preferred, 326,833 shares shall be reserved for issuance upon conversion of the outstanding Series B Preferred, 430,540 shall be reserved for issuance upon conversion of the outstanding Series C Preferred to be issued upon closing, 137,000 shall be reserved for issuance upon exercise of the Warrants, 12,000 shall be reserved for issuance upon exercise of options granted to members of the Board of Directors, 4,500 shall be reserved for warrants granted to Silicon Valley Bank and 182,000 shall be reserved for issuance pursuant to the terms of the Option Plan. None of the previous issuances of the Series A Preferred, Series B Preferred, Common Stock, Warrants or any other outstanding security of the Company have been in violation of any preemptive right or similar right of first refusal.

         (2) As of the Closing, the Company shall not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor shall it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plans, except for the Series A Preferred, the Series B Preferred, the Series C Preferred and the Warrants and except as set forth on the attached "CAPITALIZATION SCHEDULE." The Capitalization Schedule accurately sets forth the following with respect to all outstanding shares of the Company's capital stock: name of the holder and number of shares of each class of capital stock held. The Capitalization Schedule accurately sets forth the following with respect to all outstanding options and rights to acquire the

Page 19 Share Purchase Agreement

     Company's capital stock: the holder, the number of shares covered, the exercise price, the grant date and the expiration date.

         (3) As of the Closing, the Company shall not be subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock, except as set forth on the Capitalization Schedule and except pursuant to the Amended and Restated Articles of Incorporation. As of the Closing, all of the outstanding shares of the Company's capital stock shall be validly issued, fully paid and nonassessable.

         (4) There are no statutory or contractual Shareholders' preemptive rights or rights of refusal with respect to the issuance of the Series C Preferred hereunder or the issuance of the Common Stock upon conversion of the Series C Preferred, except for First Refusal Rights held by Series A Holders under the Series A Purchase Agreement and the First Refusal Rights held by Series B Holders under the Series B Purchase Agreement which rights have all been duly and validly waived. The Company has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, and, assuming the truth of the Purchasers' representations in Section 7.C hereof, the offer, sale and issuance of the Shares hereunder does not require registration under the Securities Act or any applicable state securities laws. Except as described on the Affiliate Transactions Schedule (as defined in Section 6.T), there are no agreements between the Company and any of its Shareholders or, to the Company's knowledge between the Company's Shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs, except for the Registration Agreement, the Shareholders Agreement and this Agreement.

         C.    Subsidiaries; Investments.  The Company does not own or hold any
               -------------------------
rights to acquire any shares of stock or any other security or interest in any other Person and the Company does not have any Subsidiary.

         D.    Authorization; No Breach.  The execution, delivery and
               ------------------------
performance of this Agreement, the Registration Agreement, the Shareholders Agreement and all other agreements contemplated hereby to which the Company is a party have been duly authorized by the Company. This Agreement, the Registration Agreement, the Shareholders Agreement and all other agreements contemplated hereby each constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery by the Company of this Agreement, the Registration Agreement, the Shareholders Agreement and all other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Shares hereunder, the issuance of the Common Stock upon conversion of the Series C Preferred and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company's capital stock or assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a l violation of, or (vi) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative or governmental body pursuant to, the Amended and Restated Articles of Incorporation or bylaws of the Company, or any law, statute,

Page 20 Share Purchase Agreement
rule or regulation to which the Company is subject, or any agreement, instrument, order, Judgment or decree to which the Company is subject.

         E.    Financial Statements.  Attached hereto as the "Financial
               --------------------
Statements Schedule" are the audited balance sheets of the Company as of June 30, 1998 (the "Audited Balance Sheet"), the related audited statements of income and cash flows for the fiscal year then ended, the unaudited balance sheets of the Company for the quarter ended September 30, 1998 and the related unaudited statements of income and cash flows for the quarter then ended, and the unaudited balance sheets of the Company as of October 31, 1998 (the "Latest Balance Sheet"), and the related statements of income and cash flows (or the equivalent) for the periods then ended. Each of such financial statements (including in all cases the notes thereto, if any) is accurate and complete in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles, consistently applied, subject to the lack of footnote disclosure (none of which disclosures would, alone or in the aggregate, be materially adverse to the financial condition, operating results, assets, operations or business prospects of the Company and its Subsidiaries taken as a whole).

         F.    Absence of Undisclosed Liabilities.  Except as set forth on the
               ----------------------------------
attached "LIABILITIES SCHEDULE," the Company does not have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of facts existing at or prior to the Closing, other than: (i) liabilities set forth on the Latest Balance Sheet (including any notes thereto), (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit and all of which in the aggregate are not material to the Company) and (iii) other liabilities and obligations expressly disclosed in the other Schedules to this Agreement. For purposes of this Agreement "ordinary course of business" also requires consistency with past practice with respect to frequency and amount.

         G.    No Material Adverse Change.  Since the date of the Latest Balance
               --------------------------
Sheet, there has been no adverse change in the financial condition, operating results, assets, operations, business prospects, employee relations or customer or supplier relations of the Company.

         H.    Absence of Certain Developments.
               -------------------------------

         (1) Except as expressly contemplated by this Agreement or as set forth on the attached "DEVELOPMENTS SCHEDULE," since the date of the Latest Balance Sheet, the Company has not:

                (a) issued any notes, bonds or other debt securities or any equity securities or any securities convertible, exchangeable or exercisable into any equity securities;

Page 21 Share Purchase Agreement

                (b) borrowed any amount or incurred or become subject to any liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business;

                (c) discharged or satisfied any lien or encumbrance or paid any obligation or liability, other than current liabilities paid in the ordinary course of business;

                (d) declared or made any payment or distribution of cash or other property to its Shareholders with respect to its stock or purchased or redeemed any shares of its stock or any warrants, options or other rights to acquire its stock;

                (e) mortgaged or pledged any of its properties or assets or subjected them to any lien, security interest, charge or other encumbrance, except liens for current property taxes not yet due and payable;

                (f) sold, assigned or transferred any of its tangible assets, except in the ordinary course of business, or canceled any debts or claims;

                (g) sold, assigned or transferred, or granted any license rights in (except in the ordinary course of business) any patents or patent applications, trademarks, service marks, trade names, domain names, or corporate names, or registrations or applications for registration of same, copyrights or copyright registration or applications, trade secrets or other intangible assets, or allowed any pending application by the Company for registration of any Proprietary Rights, or Company registration of any Proprietary Rights to be abandoned, or otherwise allowed any Proprietary Rights necessary for the Company's business to fall into the public domain, or disclosed any proprietary confidential information, or confidential information of any third party to any Person;;

                (h) suffered any extraordinary losses or waived any rights of material value, whether or not in the ordinary course of business or consistent with past practice;

                (i) made capital expenditures or commitments therefor that aggregate in excess of $100,000 (excluding any amounts of product development expenditures which are capitalized in conformity with generally accepted accounting principles, consistently applied);

                (j) entered into any other transaction other than in the ordinary course of business or entered into any other material transaction, whether or not in the ordinary course of business;

                (k) made any loans or advances to, guarantees for the benefit of, or any Investments in, any Persons;

Page 22 Share Purchase Agreement

               (l) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000, whether or not covered by insurance; or

               (m) made any Investment in or taken steps to incorporate any Subsidiary.

         (2) The Company has not at any time made any payments for political contributions or made any bribes, kickback payments or other illegal payments.

         I.    Assets.  Except as set forth on the attached "ASSETS SCHEDULE,"
               ------
the Company has good and marketable title to, or a valid leasehold interest in, or a valid license for the properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired thereafter, free and clear of all liens, security interests, charges and encumbrances, except for properties and assets disposed of in the ordinary course of business since the date of the Latest Balance Sheet and except for liens disclosed on the Latest Balance Sheet (including any notes thereto) and liens for current property taxes not yet due and payable. The Company's buildings, equipment and other tangible assets are in good operating condition in all material respects and are fit for use in the ordinary course of business and, as applicable, are Year 2000 Compliant. The Company's intangible assets (e.g., computer software) function, in all material respects, in accordance with their published specifications and user documentation and are Year 2000 compliant. The Company owns, or has a valid leasehold interest in, or a valid license for all assets necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

         J.    Tax Matters.  The Company has filed all tax returns which it is
               -----------
required to file (taking into account all properly extended due dates) under applicable laws and regulations; all such returns were correct and complete when filed; the Company has paid all taxes due and owing by it, or claimed to be due and owing by it, to all federal, foreign, state or local taxing authorities; the Company has withheld or collected and has paid over all taxes which it is obligated to withhold or collect from amounts paid or owing to or received from any employee, Shareholder, creditor or other third party; the Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes for periods for which returns have been filed is not expected; there are no pending or threatened examinations relating to, or claims asserted for, any taxes against the Company; no information related to tax matters has been requested by any foreign, federal, state or local taxing authority; no notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority; no issues have been raised on audit or otherwise by any foreign, federal, state or local tax authority that have not been finally resolved through payment, final agency or judicial order, or compromise and settlement; and the Company is not a party to any tax sharing agreement or any other agreement pertaining to taxes owed by it or pertaining to taxes for which it may be liable. The Company has not made an election under Section 341(f) of the IRC.

         K.    Contracts and Commitments.
               -------------------------

         (1) Except as expressly contemplated by this Agreement or as set forth on the attached "CONTRACTS SCHEDULE," as of the Closing, the Company is not a party to any written or oral:

Page 23 Share Purchase Agreement

               (a) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan or arrangement, or any contract with any labor union, or any severance agreements;

               (b) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis, other than the Employment Agreements, or contract relating to loans to officers, directors or affiliates;

               (c) contract under which the Company has advanced or loaned any other Person any amounts;

               (d) agreement or indenture relating to the borrowing of money or the mortgaging, pledging or otherwise placing a lien on any material asset or material group of assets of the Company;

               (e)    guarantee of any obligation;

               (f) lease or agreement under which the Company is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $20,000;

               (g) lease or agreement under which the Company is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company;

               (h) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves a consideration in excess of $20,000;

               (i) assignment, license, indemnification or agreement with respect to any intangible property (including any patent, trademark, trade name, copyright, know-how, trade secret or confidential information);

               (j) warranty agreement with respect to its services rendered or its products sold, licensed or leased;

               (k) agreement under which it has granted any Person any registration rights (including piggyback rights);

               (l) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

               (m) any other contractor agreement which is material to its operations and business prospects.

         (2) All of the contracts, agreements and instruments set forth on the Contracts Schedule are valid, binding and enforceable in accordance with their

Page 24 Share Purchase Agreement
     respective terms. The Company has performed all material obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, agreement or instrument to which it is subject; no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance under any contract, agreement or instrument to which it is subject; and the Company has no knowledge of any breach or anticipated breach by the other parties to any contract or commitment to which it is a party.

         (3) The Purchasers' counsel has been supplied with a true and correct copy of each of the written contracts and an accurate description of the oral contracts which are referred to on the Contracts Schedule, together with all amendments, waivers or other changes thereto.

          L.   Proprietary Rights.  The attached "PROPRIETARY RIGHTS SCHEDULE"
               ------------------
contains a complete and accurate list of (i) all patented and registered Proprietary Rights owned by the Company, specifically identified, (ii) all pending patent applications and applications for registrations of other Proprietary Rights filed by the Company, specifically identified, (iii) all unregistered trade names and corporate names owned or used by the Company, specifically identified, (iv) database, specifically identified and (v) all unregistered trademarks, service marks and works eligible for copyright
                                                 ----------------------
protection (including all computer software, specifically identified,
---------------------------------------------------------------------
audio/visual works and publications) which are material to the financial
------------------------------------
condition, operating results, assets, operations or business prospects of the Company, either specifically identified or described by category. The Proprietary Rights Schedule also contains a complete and accurate list of all licenses and other rights granted by the Company to any third party with respect to any Proprietary Rights and all licenses and other rights granted by any third party to the Company with respect to any Proprietary Rights. The Company owns exclusively or has the right to use pursuant to a valid license all Proprietary Rights necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Except as set forth on the Proprietary Rights Schedule, the loss or expiration of any Proprietary Right or related group of Proprietary Rights would not have a material adverse effect on the conduct of the Company's business, and no such loss or expiration is threatened, pending or reasonably foreseeable. The Company has taken all necessary and desirable actions to maintain and protect the Proprietary Rights which it owns and/or uses. To the best of the Company's knowledge, the owners of any Proprietary Rights licensed to the Company have taken all necessary and desirable actions to maintain and protect the Proprietary Rights which are subject to such licenses. Except as indicated on the Proprietary Rights Schedule, (i) the Company owns exclusively all right, title and interest in and to all of the Proprietary Rights listed on such schedule and all other Proprietary Rights material to the operation of the business of the Company as presently conducted and as presently proposed to be conducted, (ii) there have been no claims made against the Company asserting the invalidity, misuse or unenforceability of any of such rights and there are no grounds for the same,
(iii) the Company has not received a notice of conflict with the asserted rights of others within the last five years and (iv) the conduct of the Company's business has not infringed, misappropriated, or constitute a dilution of, and does not infringe, misappropriate or constitute a dilution of any Proprietary Rights of other Persons, nor would any future conduct as presently contemplated infringe any Proprietary Rights of other Persons and, to the best of the Company's knowledge, the Proprietary Rights owned by the Company have not been infringed, misappropriated or diluted by other Persons. The Company represents and warrants that any termination of the

Page 25 Share Purchase Agreement

Company's arrangement with WebCT will not have a material adverse effect on the Company's business, whether presently conducted or as envisioned to be conducted.

         M.    Litigation, etc.  Except as set forth on the attached "LITIGATION
               ----------------
SCHEDULE," there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to their businesses or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement), the Company is not subject to any arbitration or mediation proceedings or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit) and, to the best of the Company's knowledge, there is no basis for any of the foregoing. The Company is not subject to any judgment, order or decree of any court or other governmental agency.

         N.    Brokerage.  There are no claims for brokerage commissions,
               ---------
finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company (other than fees due to Hambrecht & Quist, which are the sole obligation of the Company). The Company shall pay, and hold each Purchaser harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

         O.    Governmental Consent, etc..  No permit, consent, approval or
               --------------------------
authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the other agreements contemplated hereby, or the consummation by the Company of any other transactions contemplated hereby or thereby.

         P.    Insurance.  The attached "INSURANCE SCHEDULE" contains a
               ---------
description of each insurance policy maintained by the Company with respect to its properties, assets and businesses, and each such policy is in full force and effect as of the Closing. The Company is not in default with respect to its obligations under any insurance policy maintained by it. The Company maintains "key man" insurance on the life of R. Helmick in a minimum amount of $1,000,000. The Company further covenants and agrees that any proceeds received under such policy shall immediately be placed in a segregated account and thereafter disbursed solely to fund the Company's obligations to redeem the Preferred Stock, on the terms, and subject to the conditions, of the Charter Amendment

         Q.    Employees. No executive or Key Employee of the Company or group
               ---------
of employees of the Company has any proposed or current or immediate plans to terminate employment with the Company. The Company has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes, and the Company is not aware that it has any material labor relations problems (including any union organization activities, threatened or actual strikes or work stoppages or material grievances). Neither the Company nor, to the best of the Company's knowledge after due inquiry, any of its employees is subject to any noncompete, nondisclosure, confidentiality, employment,

Page 26 Share Purchase Agreement
consulting or similar agreements relating to, assignment of rights in inventions or assignment of intellectual property rights affecting or in conflict with the present or proposed business activities of the Company, except for agreements between the Company and its present and former employees.

         R.    ERISA.
               -----

         (1)   Multiemployer Plans.  The Company does not have any obligation to
               -------------------
     contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "MULTIEMPLOYER PLAN" (as defined in Section 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")).

         (2)   Retiree Welfare Plans.  The Company does not maintain or have any
               ---------------------
     obligation to contribute to (or any other liability with respect to) any plan or arrangement whether or not terminated, which provides medical, health, life insurance or other welfare-type benefits for current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under Section 4980B of the IRC or as required under applicable state law).

         (3)   Defined Benefit Plans.  The Company does not maintain, contribute
               ---------------------
     to or have any liability under (or with respect to) any employee plan which is a tax-qualified "DEFINED BENEFIT PLAN" (as defined in Section 3(35) of ERISA), whether or not terminated.

         (4)   Defined Contribution Plans.  The Company does not maintain,
               --------------------------
     contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "DEFINED CONTRIBUTION PLAN" (as defined in Section 3(34) of ERISA), whether or not terminated.

         (5)   Other Plans.  Except as explicitly set forth in the Contracts
               -----------
     Schedule, the Company does not maintain, contribute to or have any liability under (or with respect to) any plan or arrangement providing benefits to current or former employees, including any bonus plan, plan for deferred compensation, employee health or other welfare benefit plan or other arrangement, whether or not terminated.

         S.    Compliance with Laws. The Company is not in material violation of
               --------------------
any law, regulation or requirement and has not received notice of any such violation. The Company is not subject to any clean up liability, or has any reason to believe it may become subject to any clean up under any federal, state or local environmental law, rule or regulation.

         T.    Affiliated Transaction.  Except as set forth on the attached
               ----------------------
"AFFILIATED TRANSACTIONS SCHEDULE," no officer, director, Shareholder or Affiliate of the Company or any individual related by blood or marriage to any such Person or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or has any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company.

         U.    Disclosure.  Neither this Agreement, nor any of the schedules,
               ----------
attachments, written statements, documents, certificates or other items prepared or supplied to

Page 27 Share Purchase Agreement
any Purchaser by or on behalf of the Company with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein not misleading. There is no fact which the Company has not disclosed to the Purchasers in writing and of which any of its officers, directors or executive employees is aware and which has had or would reasonably be anticipated to have a material adverse effect upon the existing or expected financial condition, operating results, assets, customer or supplier relations, employee relations or business prospects of the Company and its Subsidiaries taken as a whole.

         V.  Closing Date. The representations and warranties of the Company
             ------------
contained in this Section 6 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to any Purchaser shall be true and correct in all material respects on the Closing Date as though then made, except as affected by the transactions expressly contemplated by this Agreement.

         W.  Environmental Law.  The Company is in compliance with, has complied
             -----------------
with, and has no liability under any Environmental Law. The Company has not received any notice of any such violation or liability nor does the Company have any reason to believe that it is or may be found in violation of or determined to be liable under any Environmental Law. "Environmental Law" means any federal, state, foreign, or local statute, regulation, order, rule, ordinance, resolutions, determination, writ, injunction, common law ruling, award, judgment, or decree related to protection of human health or safety, clean up or investigation of materials regulated by any governmental entity, natural resources, or the environment.

         X.  Leases.  The Company does not own and has never owned or leased
             ------
Real Property other than 9000 East Chenango, Greenwood Village, Colorado, 80111 and 10200 A East Girard Avenue, Denver, Colorado 80231.

         Y.  No Side Letter Agreements. The Company has heretofore delivered to
             -------------------------
the Purchasers (and will deliver to Purchasers) copies of all letters, agreements, undertakings, and other documents, if any which the Company have heretofore entered (or contemporaneously herewith are entering or hereafter enter) into with any holders of Common Stock, Series A Holders or Series B Holders or any other Person which amend, supplement, interpret or otherwise relate to this Agreement, the Amended and Restated Shareholders Agreement of even date herewith, or the Amended and Restated Registration Agreement of even date herewith (collectively "Side Letters"). There is no oral agreement or undertaking of the type described in the previous sentence. So long as 143,370 shares of Series C Preferred Stock is outstanding, the Purchasers shall be entitled to receive the same rights granted in any Side Letter, provided that the Purchasers notify the Company in writing to that effect within 30 days after it receives a copy of such Side Letter pursuant to the first sentence of this paragraph. To the Company's knowledge, there are no such agreements among the Company's shareholders, except as set forth in the Shareholders' Agreements.

         Z.  Disaster Recovery Plans.  The Company has taken reasonable measures
             -----------------------
for a company of its size, and considering the type of business in which the Company operates, to plan for and mitigate the effects of natural disasters and acts of God, including maintaining redundant systems and system backups.

Page 28 Share Purchase Agreement

         7.  Miscellaneous.
             -------------

         A.  Expenses.  The Company agrees to pay, and hold each Purchaser and
             --------
all holders of Series C Preferred harmless against liability for the payment of,
(i) the Purchasers' fees and expenses (not to exceed $10,000) arising in connection with their legal review of the Company, the negotiation and execution of this Agreement and the consummation of the transactions contemplated by this Agreement, including fees and disbursements of their legal counsel, (ii) the fees and expenses incurred with respect to any amendments or waivers (whether or not the same become effective) under or in respect of this Agreement, the agreements contemplated hereby or the Amended and Restated Articles of Incorporation and (iii) stamp and other transfer taxes which may be payable in respect of the execution and delivery of this Agreement or the issuance, delivery or acquisition of any Shares of Series C Preferred or any shares of Common Stock issuable upon conversion of the Series C Preferred.

         B.  Remedies, Enforcement, Governing Law, Venue.
             -------------------------------------------

         (1) Each holder of Shares and Underlying Common Stock shall have all rights and remedies set forth in this Agreement, the Amended and Restated Articles of Incorporation and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

         (2) All questions concerning the relative rights of the Company and its shareholders and the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the domestic laws of the State of Colorado, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Colorado or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Colorado.

         (4) In the event of any claim, dispute and controversy of any nature between the Purchasers and the Company arising out of or in connection with this Agreement, or the negotiation, execution, delivery, performance, nonperformance or breach thereof (collectively, a "Dispute"), the Purchasers and the Company shall consult and negotiate with each other in good faith and otherwise use their respective commercially reasonable efforts to settle such Dispute within a 45-day period after the Dispute first arises. If the Dispute is not resolved or settled within such 45-day period then, upon written notice by either party to the other, the Dispute shall be resolved by binding arbitration in Denver, Colorado in accordance with Title 9 of the U.S. Code (United States Arbitration Act) and the Commercial Arbitration Rules of the American Arbitration Association ("AAA"), as they may be amended from time to time and as modified by this

Page 29 Share Purchase Agreement

     Agreement or decision of a majority of the arbitrators. The arbitration shall be held in Denver, Colorado. The Purchasers and the Company intend that arbitration be the sole remedy available as to matters arbitrable hereunder. An arbitration award rendered by the arbitrators shall be final and binding on Purchasers and the Company and may be filed with any court having jurisdiction over the Purchasers or the Company or their property as a basis of declaratory or other judgment and of the issuance of execution.

         (5) Unless otherwise agreed, any party requesting arbitration hereunder shall do so within 15 days after the expiration of 45-day negotiation period, and failure by either party to request arbitration within such period shall thereafter bar such Dispute in any forum whatsoever. When a party timely requests arbitration hereunder, the Dispute shall be resolved by a panel of three neutral arbitrators to be selected as follows: the party requesting the arbitration shall, incident to giving the notice of arbitration, also notify the other party of the name of an arbitrator selected from a list of qualified persons supplied by the AAA, and the other party shall, within 20 days after receipt of such notice, notify the party requesting arbitration of the name of an arbitrator it has selected from such list. The two arbitrators shall, within 20 days after notification of the identity of the second arbitrator, choose a third arbitrator.

         (6) The Commercial Arbitration Rules of the AAA and decisions by a majority of the arbitration panel shall determine the rules governing admissibility of evidence and the rules of procedure and discovery. The action of a majority of the arbitration panel shall govern all actions by the panel, and the arbitrators shall render their decision promptly but in no event more than 60 days after the conclusion of submission of evidence. The arbitration award shall be in writing and shall specify factual and legal basis for the award. Either party may make application to the arbitration panel seeking injunctive relief to maintain the status quo until such time as the arbitration award is rendered or the Dispute is otherwise resolved. The arbitration panel shall have the authority to award any remedy or relief that a court of the State of Colorado could order or grant, including specific performance of any obligation created under the Agreement, issuance of an injunction or money damages, but excluding punitive, incidental or consequential damages.

         (7) Each party shall pay the fees and expenses of the arbitrator selected by it and one-half of the reasonable fees and expenses of the third arbitrator. All other fees and expenses of each party incurred in connection with the arbitration shall be paid as determined by the arbitrators.

         (8) The parties agree that they will not seek from the arbitration any claim under this Agreement any award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty), and that if any such award or judgment is granted, the parties agree not to seek to satisfy such award or judgment.

         (9) Indemnification.  The Company hereby agrees to indemnify, defend
             ---------------
     and hold harmless the Purchasers from and against and in any respect of all Claims asserted against, resulting to, imposed upon or incurred by any of the Purchasers individually or the Purchasers collectively (whether such Claims are by, against or relate to the Company or any other party, including a governmental entity), directly or indirectly, by reason of or resulting from any breach of any representation or warranty or

Page 30 Share Purchase Agreement
     noncompliance with any covenants or other written Agreements given or made by the Company in this Agreement or in the Schedule or Exhibits attached hereto, or from any liability of the company. The Purchasers' knowledge prior to the Closing of any inaccuracy or breach of any representation, warranty or covenant made or to be performed by the Company under this Agreement or the agreements contemplated hereby shall not limit or affect the Purchasers' right to indemnification under this Section.

         C.  Purchasers' Investment Representations.
             --------------------------------------

         (1) Each Purchaser hereby represents that it is acquiring the Restricted Securities purchased hereunder or acquired pursuant hereto for its own account with the present intention of holding such securities for purposes of investment and that it has no present intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein shall prevent any Purchaser and subsequent holders of Restricted Securities from transferring such securities in compliance with the provisions of Section 5 hereof.

         (2) Each Purchaser acknowledges that the Shares are being issued and sold to such Purchaser under exemptions from registration provided in the Securities Act and under applicable state securities laws and, therefore, cannot be resold by such Purchaser unless subsequently registered under the Securities Act or applicable state securities laws or an exemption from such registrations is available. Accordingly, each Purchaser represents and warrants that it is able to bear the economic risk of any investment in the Series C Preferred for an indefinite period of time.

         (3) Each certificate for Restricted Securities shall be imprinted with a legend in substantially the following form:

          "The securities represented by this certificate were originally issued on December 21, 1998, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this certificate is subject to the conditions specified in the Share Purchase Agreement dated December 21, 1998 and the Amended and Restated Shareholders Agreement, dated as of December 21, 1998, between the issuer (the "Company") and certain investors, as such agreement may be amended from time to time and the Company reserves the right to refuse the transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions shall be furnished by the Company to the holder hereof upon written request and without charge."

         (4) Each Purchaser represents that it has had the opportunity to ask questions and receive answers concerning the Shares and to obtain whatever information concerning the Company as has been requested by the Purchaser in order to make its investment decision.

Page 31 Share Purchase Agreement

         (5) Each Purchaser represents that (a) it is an "Accredited Investor" as such term is defined under applicable regulations promulgated under the Securities Act and (b) it is sophisticated in financial matters and is able to evaluate the risks and benefits of any investment in the Shares.

         D.  Consent to Amendments.  Except as otherwise expressly provided
             ---------------------
herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of 66 2/3 % of the Underlying Common Stock derived from or related to the Series C Preferred. No other course of dealing between the Company and the holder of any Series C Preferred or Underlying Common Stock derived from or related to the Series C Preferred or any delay in exercising any rights hereunder or under the Articles of Incorporation shall operate as a waiver of any rights of any such holders. For purposes of this Agreement, shares of Series C Preferred or Underlying Common Stock held by the Company or any Subsidiaries shall not be deemed to be outstanding.

         E.  Survival of Representations and Warranties.  All representations,
             ------------------------------------------
warranties, covenants, indemnities and other Agreements made by any part to this Agreement herein or pursuant hereto shall also be deemed made and as of the Closing Date as though such representations, warranties, covenants, indemnities and other Agreements were made on and as of such date, and all such representations, warranties, covenants, indemnities and other Agreements shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and continue for a period of 18 months following the delivery by the Company to the Purchasers, in the manner specified in Section 4.A., its audited financial statements as of and for the year ended December 31, 1998; provided, however, that the representations, warranties, covenants, indemnities and other Agreements contained in Sections 6.A. and 6.D. hereof shall survive the Closing and remain in full force and effect, and provided, further, that the representations, warranties, covenants, indemnities and other Agreements contained in Sections 6.J, 6.R, and 6.W hereof shall survive the Closing and remain in full force and effect until the expiration of all applicable statutes of limitation.

         F.  Successors and Assigns.  Except as otherwise expressly provided
             ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto whether so expressed or not. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for any Purchaser's benefit as a purchaser or holder of Series C Preferred or Underlying Common Stock are also for the benefit of, and enforceable by, any subsequent holder of such Series C Preferred or such Underlying Common Stock.

         G.  Generally Accepted Accounting Principles.  Where any accounting
             ----------------------------------------
determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with generally accepted accounting principles, consistently applied.

         H.  Severability.  Whenever possible, each provision of this Agreement
             ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such

Page 32 Share Purchase Agreement
provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         I.    Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, anyone of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

         J.    Descriptive Headings; Interpretation.  The descriptive headings
               ------------------------------------
of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word "INCLUDING" in this Agreement shall be by way of example rather than by limitation.

         K.    Notices.  All notices, demands or other commutations to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable national express courier service guaranteeing overnight delivery (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Purchaser at the address indicated on the Schedule of Purchasers and to the Company at the address indicated below:

          If to the Company, to:

          Robert N. Helmick
          CEO & President
          Real Education, Inc.
          10200 E. Girard Avenue
          Building A
          Denver, CO 80231

          with a copy to :

          Annita  M. Menogan, Esq.
          Dorsey & Whitney LLP
          Republic Plaza Building, Suite 4400
          370 17th Street
          Denver, CO  80202-5644

          If to the Purchasers, to:

          THE RESPECTIVE ADDRESSES INDICATED ON THE SCHEDULE OF PURCHASERS,
          -----------------------------------------------------------------

          If to MediaOne:
          MediaOne Interactive Services
          9000 East Nichols, Suite 100
          Englewood, CO 80112
          ATTN:  VP Business Development

Page 33 Share Purchase Agreement
          and

          MediaOne Interactive  Services
          5613 DTC Parkway, Suite 700
          Englewood, CO 80111
          ATTN:  Gary Burghart

          with a copy to:

          John Fitzgerald, Esq.
          Hogan & Hartson, L.L.P.
          One Tabor Center Suite 1500
          1200 Seventeenth Street
          Denver, Colorado  80202

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

                  [Remainder of page intentionally left blank]

Page 34 Share Purchase Agreement

[Signature Page to Real Education, Inc. Series C Preferred Share Purchase
                                   Agreement]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

REAL EDUCATION, INC.


/s/ Robert N. Helmick
----------------------------------
Robert N. Helmick, President and CEO


BLUMENSTEIN/THORNE INFORMATION PARTNERS I, L.P.

By:  Blumenstein Thorne Information Partners, L.L.C., as General Partner

/s/ Oakleigh Thorne
----------------------------------
     Oakleigh Thorne, Co-President

MEDIAONE INTERACTIVE SERVICES, INC.



/s/ Thomas Cullen
----------------------------------
Thomas Cullen, President

VSI HOLDINGS, INC.


/s/ Terry L. Davis,
----------------------------------
Terry L. Davis, Executive Vice President.



NEW WORLD EQUITIES, INC.


/s/ Chris Girgenti
----------------------------------
Chris Girgenti, Senior Managing Director
-----------------------------------------

Signature Page - Share Purchase Agreement

[Signature Page 2 to Real Education, Inc. Series C Preferred Share Purchase Agreement]



H & K PARTNERS V

By: /s/ William Kasten
    -------------------------------
    William Kasten

Its: General Partner
    -------------------------------

[Signature Pages to Real Education, Inc. Series C Preferred share Purchase Agreement]



/s/ Stanley R. Dobrin
---------------------------------------


/s/ Carol L. Dobrin
---------------------------------------
Stanley Dobrin & Carol Dobrin, JTWROS


/s/ Davis B. Weidner
---------------------------------------
Davis B. Weidner


/s/ Sue Thompson
---------------------------------------
Sue Thompson


H & K PARTNERS V

/s/ William Kasten
---------------------------------------
William Kasten

Its: General Partner
---------------------------------------

N.T. RUDDOCK CO. - Profit Sharing Trust


/s/ Neil T. Ruddock, Jr. - Trust Administrator
--------------------------
Samuel James Ruddock, Vice President


SIGNATURE PAGE TO SHARE PURCHASE AGREEMENT

                                   SCHEDULE

                              SERIES C PURCHASERS


                                                   Amount Invested          Number of Shares
MediaOne Interactive Services                      $ 7,000,017.96                200,919
9000 E. Nichols Ave., Ste. 100
Englewood, CO 80112

BLUMENSTEIN/THORNE INFORMATION PARTNERS I, L.P.    $ 1,249,989.52                 35,878
P.O. Box 871
Lake Forest, Illinois 60045

VSI HOLDINGS, INC.                                 $ 3,499,991.56                100,459
2100 N. Woodward Avenue
West 201
Bloomfield Hills, MI 48304-2263

NEW WORLD EQUITIES, INC.                           $ 2,250,002.04                 64,581
1603 Orrington Avenue
Suite 1070
Evanston, Illinois 60201

H & K PARTNERS V                                   $   399,963.20                 11,480
c/o William Blair & Co., L.L.C.
222 West Adams Street
Chicago, IL  60606

STANLEY R. AND CAROL L. DOBRIN                     $    49,995.40                  1,435
7001 Sally Lane
Ednia, MN 55435

DAVIS WEIDNER AND SUE THOMPSON                     $   499,988.84                 14,351
17553 W. 53rd Drive
Golden, CO 80403-1138

BLUMENSTEIN/THORNE INFORMATION PARTNERS I, L.P.    $    34,840.00                  1,000
P.O. Box 871
Lake Forest, Illinois 60045

N.T. RUDDOCK COMPANY                               $    15,225.08                    437
26123 Broadway Ave.
Cleveland, OH 44146
                                                   --------------          -------------
                                                   $15,000,013.60                430,540

                               LIST OF EXHIBITS

Ex. A   Form of Amended and Restated Articles of Incorporation ("Charter
        Amendment")

Ex. B   Registration Agreement

Ex. C   Shareholders Agreement

Ex. D   Form of Opinion of Counsel

Ex. E   Key Employee Schedule

                                   EXHIBIT E


                             KEY EMPLOYEE SCHEDULE


1)  Robert Helmick - President/CEO

2)  Jonathan Dobrin - Chief Technology Officer

3)  John Helmick - General Counsel

4)  Steve Singer - Chief Financial Officer

5)  James Sigman - Vice President of Accounts

6)  Mark Fine - Vice President of Sales

7)  Daniel H. Meitus - Vice President of Marketing

8)  Brad Felix - Vice President of Information Technology

9)  James Nollsh - Vice President of Production

10) Kevin Johnson - Vice President, Business Development

11) Ray Henderson - Vice President, Product Systems

                                       2